Exhibit 99.1

AdTheorent Holding Company, Inc. Reports Second Quarter 2023 Results and

Reaffirms Full-Year 2023 Outlook

New York, NY — August 3, 2023 — AdTheorent Holding Company, Inc. (Nasdaq: ADTH) (“AdTheorent” or “the Company”), a machine learning pioneer and industry leader using privacy-forward solutions to deliver measurable value for programmatic advertisers, today announced its second quarter 2023 financial results.

“As we exit the second quarter, we look confidently towards a second half return to meaningful revenue growth, reflected in strong quarter-to-date bookings, growing late-stage pipeline, and impressive results across each of our strategic investments including self-service (or Direct Access), CTV, AdTheorent predictive (ID-free) audience products, and AdTheorent Health,” said James Lawson, CEO of AdTheorent. “This confidence is underpinned by our decade-plus leadership in AI/ML and the near-term launch of our first-of-its-kind self-service Health DSP, an innovation that's already eliciting an overwhelmingly positive response in customer previews.”

Second Quarter 2023 Financial Overview:

•
Revenue was $37.6 million, a 11.5% decrease compared to $42.5 million in the second quarter of 2022.
•
Gross profit was $16.9 million, down 22.1%, from $21.6 million in the second quarter of 2022. Gross Profit Margin was 44.8%, compared to 50.9% in the second quarter of 2022.
•
Adjusted Gross Profit* decreased $4.3 million, or 15.2%, to $24.0 million compared to the second quarter of 2022. Adjusted Gross Profit Margin was 64.0% compared to 66.7% in the second quarter of 2022.
•
Net income decreased $49.7 million, to $8.1 million, from $57.8 million in the second quarter of 2022. In the second quarter of 2022, the Company recognized a total of $55.9 million of mark to market gains related to fair value of the Seller's Earn-Out and Warrants liabilities compared to gains of $0.7 million in the second quarter of 2023.
•
Adjusted EBITDA* decreased $4.0 million to $3.3 million compared to second quarter 2022. Adjusted EBITDA as a percentage of Adjusted Gross Profit of 13.8% represented a decrease from 25.8% in the second quarter of 2022.

Second Quarter and Recent Business and Operating Highlights:

•
AdTheorent’s self-service platform revenue increased 75% sequentially in the second quarter, an acceleration of the 19% sequential revenue growth in the first quarter.
•
AdTheorent Health experienced continued momentum with a 36% year-over-year increase in advertiser count in the second quarter, and sustained adoption of our algorithm-based and ID-independent AdTheorent Health Audiences, built by HABi™, with 19 active campaigns in the second quarter and 25 campaigns booked for the third quarter to date.
•
AdTheorent’s algorithm-based and ID-independent predictive audiences for non-health advertisers, built by ABi™, continued to yield strong customer adoption with 50 active campaigns in the second quarter and 37 campaigns booked for the third quarter to date.
•
AdTheorent's algorithm-based predictive audience products earned Neutronian's NQI Certification for Data Quality, Privacy and Transparency, and AdTheorent earned the top ranking among pure play DSPs in Neutronian's Q2 Data Privacy Scores report, further strengthening the Company’s position as a machine-learning focused industry leader.
•
In July, AdTheorent was awarded Frost & Sullivan’s 2023 North American Product Leadership Award for its groundbreaking algorithm-based and ID-independent audience targeting solutions.

•
The launch of AdTheorent’s highly-specialized AdTheorent Health self-service DSP remains on track for the third quarter of 2023.

*We prepare our consolidated financial statements in accordance with the U.S. generally accepted accounting principles (“GAAP”). Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. See the supplementary schedules in this press release for a discussion of how we define and calculate these measures and a reconciliation thereof to the most directly comparable GAAP measures.

Third Quarter and Full-Year 2023 Financial Outlook:

The Company's growth may continue to be impacted in 2023 by macroeconomic factors beyond its control, such as inflationary pressures and recessionary fears. Based on the current business environment, recent performance and the current trends in the marketplace and subject to the risks and uncertainties inherent in forward-looking statements, the Company's outlook for the third quarter and full-year 2023 includes the following:

Third quarter 2023:

•
Revenue in the range of $39.0 million to $42.0 million.
•
Adjusted Gross Profit* of approximately 64% of revenue.
•
Adjusted EBITDA* in the range of $3.0 million to $4.5 million.

Full-year ending December 31, 2023:

•
Revenue growth compared to 2022.
•
Adjusted Gross Profit* between 64% to 65% of revenue.
•
Adjusted EBITDA* margin of between 16% and 19%.

Although the Company provides guidance for Adjusted EBITDA, it is not able to provide guidance for net income, the most directly comparable GAAP measure. Certain elements of the composition of net income, including equity-based compensation, are not predictable, making it impractical for the Company to provide guidance on net income or to reconcile its Adjusted EBITDA guidance to net income without unreasonable efforts. Similarly, although the Company provides guidance for Adjusted Gross Profit, it is not able to provide guidance for Gross Profit, the most directly comparable GAAP measure. Certain elements of the composition of Gross Profit, including equity-based compensation, are not predictable, making it impractical for the Company to provide guidance on Gross Profit or to reconcile its Adjusted Gross Profit guidance to Gross Profit without unreasonable efforts. For the same reasons, the Company is unable to address the probable significance of the unavailable information regarding net income and Gross Profit, which could be material to future results.

About AdTheorent:

AdTheorent uses advanced machine learning technology and privacy-forward solutions to deliver impactful advertising campaigns for marketers. AdTheorent's advanced machine learning-powered media buying platform powers its predictive targeting, predictive audiences, geo-intelligence, audience extension solutions and in-house creative capability, Studio A\T. Leveraging only non-sensitive data and focused on the predictive value of machine learning models, AdTheorent's product suite and flexible transaction models allow advertisers to identify the most qualified potential consumers coupled with the optimal creative experience to deliver superior results, measured by each advertiser's real-world business goals. AdTheorent is headquartered in New York, with fourteen locations across the United States and Canada.

AdTheorent is consistently recognized with numerous technology, product, growth and workplace awards. AdTheorent was named an AdExchanger 2022 Top 50 Programmatic Power Player and was honored with an AI Breakthrough Award and “Most Innovative Product” (B.I.G. Innovation Awards) for six consecutive years. Additionally, AdTheorent is the only seven-time recipient of Frost & Sullivan's “Digital Advertising Leadership Award.” In September 2022, evidencing its continued prioritization of its team, AdTheorent was named a Crain’s Top 100 Best Place to Work in NYC for the ninth consecutive year. AdTheorent ranked fifth in the Large Employer Category and 17th Overall in 2022. For more information, visit adtheorent.com.

Conference Call and Webcast Details:

AdTheorent will host a conference call and webcast at 4:30 p.m. ET today, August 3, 2023, to discuss its second quarter 2023 financial results and business highlights. The conference call can be accessed by dialing (800) 715-9871 from the United States and Canada or (646) 307-1963 International with Conference ID 1908045. The live webcast of the conference call and other materials related to AdTheorent’s financial performance can be accessed from AdTheorent’s investor relations website at investors.adtheorent.com.

Following the completion of the call until 11:59 p.m. ET on Thursday, August 10, 2023, a telephone replay will be available by dialing (800) 770-2030 from the United States and Canada, or (609) 800-9909 International with Conference ID 1908045. A webcast replay will also be available at investors.adtheorent.com for 12 months.

Forward-Looking Statements:

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements contained in this press release relate to, among other things, the Company’s projected financial performance and operating results, including projected revenue, Adjusted Gross Profit and Adjusted EBITDA, as well as statements regarding inflationary pressures and recessionary fears.

Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients and other economic, competitive, governmental and technological factors outside of the Company's control, that may cause the Company's business, strategy or actual results to differ materially from the forward-looking statements. The Company does not intend and undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law. Investors are referred to AdTheorent's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and any subsequent filings on Forms 10-Q or 8-K, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Contact:

April Scee, ICR

AdTheorentIR@icrinc.com

(646) 277-1219

Press Contact:

Melanie Berger, AdTheorent

Press@adtheorent.com

(850) 567-0082

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands)

	June 30,	December 31,
	2023	2022
ASSETS
Current assets
Cash and cash equivalents	$73,061	$72,579
Accounts receivable, net	42,362	56,027
Income tax recoverable	177	145
Prepaid expenses	10,026	1,466
Total current assets	125,626	130,217
Property and equipment, net	494	520
Operating lease right of use assets	5,234	5,732
Investment in SymetryML Holdings	631	789
Customer relationships, net	2,237	4,475
Other intangible assets, net	7,412	6,708
Goodwill	34,842	34,842
Deferred income taxes, net	10,037	6,962
Other assets	345	359
Total assets	$186,858	$190,604

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,759	$9,479
Accrued compensation	3,117	8,939
Accrued expenses	4,097	6,224
Operating lease liabilities, current	1,268	1,265
Total current liabilities	17,241	25,907
Warrants	2,152	2,298
Seller's Earn-Out	248	773
Operating lease liabilities, non-current	5,564	6,201
Total liabilities	25,205	35,179
Stockholders’ equity
Preferred Stock	—	—
Common Stock	9	9
Additional paid-in capital	86,935	83,566
Retained earnings	74,709	71,850
Total stockholders' equity	161,653	155,425
Total liabilities and stockholders’ equity	$186,858	$190,604

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$37,587	$42,476	$70,261	$76,717
Operating expenses:
Platform operations	20,735	20,854	39,122	38,626
Sales and marketing	10,624	11,083	20,931	21,413
Technology and development	3,368	4,153	6,659	8,438
General and administrative	3,589	5,103	7,525	10,704
Total operating expenses	38,316	41,193	74,237	79,181
(Loss) income from operations	(729)	1,283	(3,976)	(2,464)
Interest income (expense), net	424	(47)	1,043	(156)
Gain on change in fair value of Seller's Earn-Out	292	37,419	525	12,763
Gain on change in fair value of warrants	415	18,523	146	2,587
Gain on deconsolidation of SymetryML	—	—	—	1,939
Loss on change in fair value of SAFE Notes	—	—	—	(788)
Gain (loss) on fair value of investment in SymetryML Holdings	10	(10)	(158)	(10)
Other income (expense), net	4	(1)	(37)	(19)
Total other income, net	1,145	55,884	1,519	16,316
Net income (loss) before income taxes	416	57,167	(2,457)	13,852
Benefit for income taxes	7,666	610	5,316	1,635
Net income	$8,082	$57,777	$2,859	$15,487
Less: Net loss attributable to noncontrolling interest	—	—	—	550
Net income attributable to AdTheorent Holding Company, Inc.	$8,082	$57,777	$2,859	$16,037
Earnings per share:
Basic	$0.09	$0.67	$0.03	$0.19
Diluted	$0.09	$0.62	$0.03	$0.17
Weighted-average common shares outstanding:
Basic	87,874,081	85,766,302	87,713,571	85,775,210
Diluted	92,787,955	93,402,650	92,407,260	93,283,519

ADTHEORENT HOLDING COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities
Net income	$2,859	$15,487
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	—	172
Amortization expense	4,204	3,950
Depreciation expense	98	92
Amortization of debt issuance costs	28	28
Gain on change in fair value of Seller's Earn-Out	(525)	(12,763)
Gain on change in fair value of warrants	(146)	(2,587)
Gain on deconsolidation of SymetryML	—	(1,939)
Loss on change in fair value of SAFE Notes	—	788
Loss on fair value of investment in SymetryML Holdings	158	10
Deferred tax benefit	(3,075)	(3,236)
Equity-based compensation	3,340	5,844
Seller's Earn-Out equity-based compensation	—	991
Changes in operating assets and liabilities:
Accounts receivable	13,665	11,675
Income taxes recoverable	(32)	(4)
Prepaid expenses and other assets	(8,076)	(3,626)
Accounts payable	(779)	(2,440)
Accrued compensation, accrued expenses, and other liabilities	(8,583)	(9,153)
Net cash provided by operating activities	3,136	3,289
Cash flows from investing activities
Capitalized software development costs	(2,470)	(1,240)
Purchase of property and equipment	(69)	(211)
Decrease in cash from deconsolidation of SymetryML	—	(69)
Net cash used in investing activities	(2,539)	(1,520)
Cash flows from financing activities
Cash received for exercised options	150	183
Payment of revolver borrowings	—	(39,017)
Proceeds from SAFE Notes	—	200
Proceeds from SymetryML preferred stock issuance	—	400
Taxes paid related to net settlement of restricted stock awards	(437)	—
Proceeds from employee stock purchase plan	172	—
Net cash used in financing activities	(115)	(38,234)
Net increase (decrease) in cash and cash equivalents	482	(36,465)
Cash and cash equivalents at beginning of period	72,579	100,093
Cash and cash equivalents at end of period	$73,061	$63,628

Non-GAAP Financial Measures

The Company uses financial measures that are not calculated in accordance with GAAP including Adjusted EBITDA and Adjusted Gross Profit. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity and make strategic decisions. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management.

Because of the limitations associated with these non-GAAP financial measures, “Adjusted Gross Profit,” “EBITDA,” “Adjusted EBITDA,” “Adjusted Gross Profit as a percentage of Revenue” and “Adjusted EBITDA as a percent of Adjusted Gross Profit” should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP measures on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate AdTheorent's business.

The tables below show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

Adjusted Gross Profit

Adjusted Gross Profit is a non-GAAP profitability measure. Adjusted Gross Profit is a non-GAAP financial measure of campaign profitability, monitored by management and the board, used to evaluate the Company's operating performance and trends, develop short- and long-term operational plans, and make strategic decisions regarding the allocation of capital. The Company believes this measure provides a useful period-to-period comparison of campaign profitability and is useful information to investors and the market in understanding and evaluating its operating results in the same manner as its management and board. Gross profit is the most comparable GAAP measurement, which is calculated as revenue less platform operations costs. In calculating Adjusted Gross Profit, the Company adds back other platform operations costs, which consist of amortization expense related to capitalized software, depreciation expense, allocated costs of personnel which set up and monitor campaign performance, and platform hosting, license, and maintenance costs, to gross profit.

The following table sets forth a reconciliation of revenue to Adjusted Gross Profit for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands)
Revenue	$37,587	$42,476	$70,261	$76,717
Less: Platform operations	20,735	20,854	39,122	38,626
Gross Profit	16,852	21,622	31,139	38,091
Add back: Other platform operations	7,190	6,724	13,800	13,240
Adjusted Gross Profit	$24,042	$28,346	$44,939	$51,331

EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measure defined by us as net income, before interest (income) expense, net; depreciation, amortization; and income tax benefit. Adjusted EBITDA is defined as EBITDA before equity-based compensation expense, transaction costs, non-core operations and other non-recurring items. Net income is the most comparable GAAP measurement.

Collectively these non-GAAP financial measures are key profitability measures used by the Company's management and board to understand and evaluate its operating performance and trends, develop short-and long-term operational plans and make strategic decisions regarding the allocation of capital. The Company believes that these measures can provide useful period-to-period comparisons of campaign profitability. Accordingly, the Company believes that these measures provide useful information to investors and the market in understanding and evaluating its operating results in the same manner as its management and board.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands)
Net income	$8,082	$57,777	$2,859	$15,487
Interest (income) expense, net	(424)	47	(1,043)	156
Tax benefit	(7,666)	(610)	(5,316)	(1,635)
Depreciation and amortization	2,194	1,954	4,302	4,042
EBITDA	$2,186	$59,168	$802	$18,050
Equity-based compensation	1,860	3,856	3,340	5,844
Seller's Earn-Out equity-based compensation	—	499	—	991
Transaction costs (1)	—	(271)	166	(131)
Gain on change in fair value of Seller's Earn-Out (2)	(292)	(37,419)	(525)	(12,763)
Gain on change in fair value of warrants (3)	(415)	(18,523)	(146)	(2,587)
Gain on deconsolidation of SymetryML (4)	—	—	—	(1,939)
Loss on change in fair value of SAFE Notes (5)	—	—	—	788
(Gain) loss on fair value of investment in SymetryML Holdings	(10)	10	158	10
Non-core operations (6)	—	—	—	351
Adjusted EBITDA	$3,329	$7,320	$3,795	$8,614

(1)
Includes professional fees directly related to the SPAC merger with MCAP Acquisition Corporation (the “Business Combination”) on December 22, 2021.
(2)
In connection with the Business Combination, a Seller's Earn-Out liability was recorded. The gain represents the decrease in fair value of the Seller's Earn-Out in the three and six months ended June 30, 2023 and 2022.
(3)
In connection with the Business Combination, a liability for warrants was recorded. The gain represents the decrease in fair value of the warrants in the three and six months ended June 30, 2023 and 2022.
(4)
On March 31, 2022, the Company deconsolidated SymetryML which resulted in a gain. Refer to Note 16 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of June 30, 2023, filed today, for more information.
(5)
On March 31, 2022, the SAFE Notes (defined below) were valued which resulted in a loss. Refer to Note 16 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of June 30, 2023, filed today, for more information.
(6)
Effective as of March 1, 2020, the Company effectuated a contribution of its SymetryML department into a new subsidiary, SymetryML, Inc. The Company periodically raised capital to fund Symetry operations, by entering into Simple Agreement for Future Equity Notes (“SAFE Notes”) with several parties. The Company viewed SymetryML operations as non-core, and did not fund future operational expenses incurred in excess of SAFE Note funding secured. Effective March 31, 2022, the Company deconsolidated SymetryML. Refer to Note 16 — SymetryML and SymetryML Holdings of the Company's Condensed Consolidated Financial Statements, included in its Form 10-Q as of June 30, 2023, filed today, for more information.

The following table presents Adjusted EBITDA as a Percentage of Adjusted Gross Profit and Adjusted Gross Profit as a Percentage of Revenue:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(In thousands, except percentages)
Gross Profit	$16,852	$21,622	$31,139	$38,091
Net income	$8,082	$57,777	$2,859	$15,487
Net income as a percentage of Gross Profit	48.0%	267.2%	9.2%	40.7%
Adjusted Gross Profit	$24,042	$28,346	$44,939	$51,331
Adjusted EBITDA	$3,329	$7,320	$3,795	$8,614
Adjusted EBITDA as a percentage of Adjusted Gross Profit	13.8%	25.8%	8.4%	16.8%
Gross Profit	$16,852	$21,622	$31,139	$38,091
Revenue	$37,587	$42,476	$70,261	$76,717
Gross Profit as a percentage of Revenue	44.8%	50.9%	44.3%	49.7%
Revenue	$37,587	$42,476	$70,261	$76,717
Adjusted Gross Profit	$24,042	$28,346	$44,939	$51,331
Adjusted Gross Profit as a percentage of Revenue	64.0%	66.7%	64.0%	66.9%